UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

LONGWEI PETROLEUM INVESTMENT
HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Colorado	000-31751	84-1536518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

No.30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District
Taiyuan City, Shanxi Province, China P.C. 030024
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (617) 209-4199

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Telephone:  (212) 930-9700
Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 29, 2009, Longwei Petroleum Investment Holding Limited (the “Company”) entered in a Securities Purchase Agreement with certain accredited investors (the “Investors”) (the “Purchase Agreement”) pursuant to which the Company issued and sold 13,499,274 of its newly designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and warrants (the “Warrants”) to purchase an aggregate of 13,499,274 shares of the Company’s common stock for an aggregate purchase price of $14,849,201.50 (the Warrants and, together with the Series A Preferred Stock, the “Private Placement Securities”).  National Securities Corporation acted as the lead placement agent on the private placement.

In connection with the transaction, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors.  The Registration Rights Agreement provides that the Company will file a “resale” registration statement (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”) covering all of the Private Placement Securities within 60 days from the date of the closing of the transaction.  If any of the Private Placement Securities are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all of the Private Placement Securities have been registered.

 The Series A Preferred Stock is convertible into shares of the Company’s common stock based on a one to one conversion ratio, at an initial conversion price of $1.10 per share, subject to adjustment.  The holders of the Company’s Series A Preferred Stock do not have voting rights except as required by Colorado law.  In addition, so long as any shares of Series A Preferred Stock are outstanding, the Company cannot, without the written consent of the holders of 75% of the then outstanding Series A Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend this Certificate, (ii) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in the certificate of designation) senior to or otherwise pari passu with the Series A Preferred Stock, or any series of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series A Preferred Stock or the number of authorized shares of Preferred Stock, or (v) enter into any agreement with respect to the foregoing.  In the event of the liquidation, dissolution or winding up of the Company, The holders of the Company’s Series A Preferred Stock shall be entitled to be paid out of the assets of the Company available therefore, an amount in cash equal to $1.10 per share of Series A Preferred Stock plus accrued and unpaid dividends.  No distribution shall be made on any junior securities by reason of any liquidation of the Company unless each holder of Series A Preferred Stock shall have received all amounts in full to which such holder shall be entitled. The Series A Preferred Stock holders shall be entitled to receive dividends payable at the rate of 6% of the Liquidation Price (which is defined as $1.10) payable quarterly.  The Series A Preferred Stock also contains limitations on exercise, including the limitation that the holders may not convert their shares to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.9% of the Company’s outstanding shares of common stock.

The Warrants are exercisable for a term of three years at an exercise price of $2.255 per share.  The Warrants also contain anti-dilution provisions, including but not limited to, if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the Warrants will automatically be reduced to such lower price and the number of shares to be issued upon exercise will be proportionately increased.  The Warrants contain limitations on exercise, including the limitation that the holders may not convert their Series A Warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.9% of the Company’s outstanding shares of common stock.

Additionally, as further consideration for the transaction, the Company, along with the Investors, entered into a make good escrow agreement (the “Make Good Escrow Agreement”) with certain insiders of the Company who placed an aggregate of 13,499,274 shares of the Company’s common stock into escrow (the “Escrow Shares”), to be distributed if certain financial milestones of the Company are not met.  Pursuant to the terms of the Make Good Escrow Agreement, if the After Tax Net Income reported in the Company’s 2010 Annual Report is less than $23,900,000 (subject to certain exclusions) (the “2010 Guaranteed ATNI), then the Investors shall be entitled to receive on a “pro rata” basis (determined by dividing each Investor’s investment amount by the aggregate of all investment amounts delivered to the Company by the Investors under the Agreement) for no consideration other than their part of their respective Investment Amount at Closing, some or all of the Escrow Shares determined according to the following formula:

E	Minus	C
((A / B) X D)

For the purposes of the foregoing formula:

 A = Actual ATNI 2010

B = 2010 Guaranteed ATNI  ($23,900,000)

C = Escrow Shares (13,499,274)

D = Initial Conversion Price of Series A Preferred Stock ($1.10)

E = Total Investment Amount ($14,849,201.50)

The foregoing is not a complete summary of the terms of the private placement described in this Item 1.01 and reference is made to the complete text of the form of Purchase Agreement, form of Registration Rights Agreement, form of Certificate of Designation of the Series A Preferred Stock, form of Warrant and the form of Make Good Escrow Agreement attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Item 3.02  Unregistered Sale of Equity Securities

As described in Item 1.01 above, which information that is required to be disclosed under this Item 3.02 is hereby incorporated by reference into this Item, on October 29, 2009, the Company issued and sold 13,499,274 shares of its Series A Preferred Stock and Warrants to purchase an aggregate of 13,499,274 shares of the Company’s common stock to certain accredited investors. In connection with the issuance of the Private Placement Securities, National Securities Corporation and Moody Capital received warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of  1,349,927 shares of the Company’s common stock at an exercise price of $2.255.  The Series A Preferred Stock, the Warrants and the Placement Agent Warrants were all sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), were not registered under the Securities or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

10.1           Form of Securities Purchase Agreement

10.2           Form of Registration Rights Agreement

10.3           Form of Series A Convertible Preferred Stock Certificate of Designation

10.4           Form of Common Stock Purchase Warrant

10.5           Form of Make Good Escrow Agreement

99.1           Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED
Dated: November 2, 2009	/s/ Cai Yongjun
Name: Cai Yongjun
Title: Chief Executive Officer